UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2008

ST. LAWRENCE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-23266	38-3717938
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2370 Watson Court, Suite 110, Palo Alto, CA 94303
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (650) 585-6686

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Explanatory Note: St. Lawrence Energy Corp. (the ‘Company”) is filing this Current Report on Form 8-K/A to amend the Current Report on Form 8-K initially filed with the Securities Exchange Commission on May 9, 2008 to (i) clarify that the Company had no disagreements with its certifying accountant during the past two years and the interim period to May 5, 2008 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) further clarify that the certifying accountant’s reports on the Company’s financial statements during the past two years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, and (iii) to file an updated Exhibit 16.1.

On May 5, 2008, the Company’s certifying accountant, Michael F. Cronin, CPA ("Cronin CPA") resigned and the Company engaged Rosen Seymour Shapss Martin & Company LLP as its new certifying accountant. Cronin CPA’s reports on the financial statements for the two years ending on December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change its certifying accountant was approved by the Company's Board of Directors. During the two most recent fiscal years ending on December 31, 2007, and the subsequent interim period through May 5, 2008 the Company has not had any disagreements with Cronin CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Cronin CPA's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.

16.1	Letter from Michael F. Cronin CPA to the Commission dated May 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 14, 2008

ST. LAWRENCE ENERGY CORP.

By:	/s/ W. Benjamin Garst, Jr.
W. Benjamin Garst, Jr. Chief Executive Officer and Chief Financial Officer